INTERNET FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 100.9%

REPURCHASE AGREEMENTS

1.0%

Google, Inc. — Class A*

1,143

$

601,698

Collateralized by obligations of

Cisco Systems, Inc.*

25,207

586,315

the U.S. Treasury or U.S.

Qualcomm, Inc.

9,852

437,133

Government Agencies

Research In Motion Ltd.*†

3,478

406,578

Time Warner, Inc.

24,987

369,808

Lehman Brothers Holdings, Inc.

eBay, Inc.*

10,355

283,002

issued 06/30/08 at 0.25% due

Amazon.com, Inc.*†

3,799

278,581

07/01/08

$

56,402

$

________

56,402

Yahoo!, Inc.*†

10,846

224,078

Total Repurchase Agreements

Symantec Corp.*†

11,185

216,430

(Cost $56,402)

________

56,402

Broadcom Corp. — Class A*†

7,455

203,447

Total Investments 136.1%

Juniper Networks, Inc.*†

7,562

167,725

(Cost $5,642,456)

$

_________

7,752,121

VeriSign, Inc.*†

3,999

151,162

Intuit, Inc.*

5,477

151,001

Liabilities in Excess of Other

Baidu.com - SP ADR*†

477

149,282

Assets – (36.1)%

$

(2,054,129)

_________

Akamai Technologies, Inc.*†

3,697

128,619

Net Assets – 100.0%

$

5,697,992

Sun Microsystems, Inc.*†

11,398

124,010

*

Non-Income Producing Security.

Qwest Communications

†

All or a portion of this security is on loan at June 30, 2008.

ADR - American Depository Receipt.

International, Inc.†

30,726

120,753

Check Point Software

Technologies Ltd.*

5,036

119,202

McAfee, Inc.*

3,484

118,561

IAC/ InterActiveCorp*†

5,528

106,580

Red Hat, Inc.*†

5,007

103,595

Priceline.com, Inc.*†

895

103,337

Equinix, Inc.*†

1,125

100,372

Sohu.com, Inc.*†

1,380

97,207

Expedia, Inc.*†

5,217

95,888

Monster Worldwide, Inc.*

3,682

75,886

Ciena Corp.*†

2,652

61,447

E*Trade Financial Corp.*†

18,381

57,716

Netflix, Inc.*†

2,080

54,226

MercadoLibre, Inc.*†

1,544

________

53,253

Total Common Stocks

(Cost $3,637,227)

________

5,746,892

SECURITIES LENDING COLLATERAL 34.2%

Mount Vernon Securities

Lending Trust Prime Portfolio

1,948,827

________

1,948,827

Total Securities Lending Collateral

(Cost $1,948,827)

________

1,948,827

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